UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

WORLD AM, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-30639 (Commission File Number)	90-0142757 (I.R.S. Employer Identification No.)

4340 Von Karman Ave., Suite 200 Newport Beach, CA 92660 (Address of principal executive offices) (zip code)

(949) 955-5355 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On September 26, 2007, we concluded that our previously reported financial statements for the three and six months ended June 30, 2007, did not properly account for certain warrants we issued to certain investors in conjunction with their purchase of our common stock as liability instruments. We discovered this error during an internal review of our previously filed Form 10-QSB for these periods. Therefore, we will be filing an amended Quarterly Report on Form 10-QSB/A for the quarterly period ended June 30, 2007, to make the necessary corrections to account for the warrants we issued, which will contain an explanation in a note to the unaudited condensed consolidated financial statements. The revisions will result in the correction of certain amounts categorized as derivative and warrant liabilities; additional paid-in capital, and the change in fair value of derivative and warrant liabilities in our unaudited condensed consolidated financial statements for these periods.

Our authorized officers have discussed the matters disclosed in this filing with our independent registered public accounting firm. We anticipate that restated financial statements for the effected periods will be filed with the Securities and Exchange Commission before the filling of the third quarter financial statements on Form 10-QSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Am, Inc. a Nevada corporation

Dated: October 2, 2007	/s/ Robert A. Hovee
By: Robert A. Hovee
Its: Chief Executive Officer